SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2019

CANNAGISTICS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55711	90-0338080
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2480 Stanfield Rd., Unit B Mississauga, ON	L4Z 1R6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 631-676-7230

Precious Investments, Inc. 170 Traders Blvd East Mississauga, Ontario Canada L4Z 1W7 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

On April 27, 2019, the Board of Directors authorized the issuance of 8,000,000 shares of Series D Preferred Stock to Emerging Growth Advisors, Inc., controlled by James W. Zimbler, our President. The shares were issued following the filing of a certificate of designation with the State of Nevada for the Series D Preferred Stock, discussed below in this Current Report.

These securities were issued pursuant to Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder. The investor represented his intention to acquire the securities for investment only and not with a view towards distribution. The investor was given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising. We directed our transfer agent to issue the stock certificates with the appropriate restrictive legend affixed to the restricted stock.

Item 3.03 Material Modification of Rights of Security Holders

On May 7, 2019, our Board of Directors voted to designate a class of preferred stock entitled Series D Preferred Stock, consisting of up 8,000,000 shares, par value $0.001. Under the Certificate of Designation, holders of Series D Preferred Stock will participate on an equal basis per-share with holders of our common stock, Series A Preferred Stock and Series C Preferred Stock in any distribution upon winding up, dissolution, or liquidation. Holders of Series D Preferred Stock are entitled to vote together with the holders of our common stock on all matters submitted to shareholders at a rate of 72.5 votes for each share held. Holders of Series D Preferred Stock are entitled to convert each share held for 72.5 shares of common stock.

The rights of the holders of Series D Preferred Stock are defined in the relevant Certificate of Designation filed with the Nevada Secretary of State on May 7, 2019, attached hereto as Exhibit 3.1, and is incorporated by reference herein.

SECTION 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosures set forth in Item 3.03 are incorporated by reference into this Item 5.03.

On April 17, 2019, we filed Articles of Merger with the Secretary of State of Nevada in order to effectuate a merger with our wholly-owned subsidiary, Cannagistics, Inc. Shareholder approval was not required under Section 92A.180 of the Nevada Revised Statutes. As part of the merger, our board of directors authorized a change in our name to “Cannagistics, Inc.” and our Articles of Incorporation have been amended to reflect this name change.

A copy of the Articles of Merger is attached to this Current Report as Exhibit 3.2 and is incorporated by reference herein.

In connection with the name change, we have the following new CUSIP number: 13767H108. We have submitted the required information to FINRA and we have been provided a market effective date of May 17, 2019. Our common stock will trade under the symbol “CNGT” that more resembles our new name.

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Section 8– Other Events

Item 8.01 Other Events

The Company has relocated its Offices to:

2480 Stanfield Road, Unit B

Mississauga, Ontario, Canada L4Z 1R6

It has also relocated its Executive Office, effective June 1, 2019, to:

1200 Veterans Highway

Suite 310

Hauppauge, New York 11778

(631) 676-7230

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No. Description

3.1       Series D Preferred Stock Certificate of Designation, dated May 7, 2019

3.2       Articles of Merger, dated April 17, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cannagistics Inc.

/s/ James W. Zimbler

James W. Zimbler

Chief Executive Officer

Date: May 17, 2019

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